UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2015

TIXFI, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-197094	46-4724127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13355 Moss Rock Dr., Auburn, CA	95602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 415-226-7773

6517 Palatine Ave., N,
Seattle, WA 98103
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Share Exchange

On December 21, 2015 (the “Effective Date”), TiXFi, Inc. (“we,” “us,” “our,” or “TiXFi”) entered into and closed on a share exchange agreement (the “Share Exchange Agreement”) with Insight Innovators, B.V., a Dutch corporation (“Insight”) and its shareholders. Insight is an enterprise software company that has developed, and is currently launching, a next-generation Identity and Access Management enterprise solution designed to manage large volumes of users and access rights over various applications in hybrid environments (cloud and on-premises), which it intends to produce, market and license. Following the closing of the Share Exchange Agreement, we intend to continue Insight’s historical business and proposed business.

Pursuant to the terms of the Share Exchange Agreement, as of the Effective Date, we agreed to issue 9,330,000 shares of our unregistered common stock to the shareholders of Insight in exchange for 40,074 shares of its common stock, representing 100% of its issued and outstanding common stock (the “Share Exchange”) and assume $46,000 of Insight’s debts. In conjunction with the Share Exchange, we purchased 2,000,000 shares of our common stock from Paula Martin, our former Chief Executive Officer and sole director, for a price of approximately $0.075 per share (an aggregate of $150,000) pursuant to the terms of a Stock Redemption Agreement dated December 21, 2015 (the “Stock Redemption Agreement”). In addition,  pursuant to the terms and conditions of a Spin-Off Agreement dated December 21, 2015 (the “Spin-Off Agreement”), Ms. Martin acquired all assets and liabilities related our online ticket brokerage business in exchange for the cancellation by Ms. Martin of 3,000,000 shares of our common stock she held.

On the Effective Date, Insight became our wholly owned subsidiary and our pro-forma shares of common stock outstanding giving effect to the repurchase of 2,000,000 shares and the cancellation of 3,000,000 shares held by Ms. Martin our former principal shareholder, executive officer and director is, and the transactions relating to the Share Exchange is 12,485,000.

Arend Dirk Verweij was appointed as our Chief Executive Officer and Chief Financial Officer, and a director, and in connection with the Share Exchange Eagle Consulting LLC (“Eagle”), a company owned or controlled by Mr. Verweij, received 3,110,000 shares of our common stock in exchange for 13,358 shares of common stock of Insight owned by Eagle.  Further, Geurt van Wijk was appointed as our Chief Operating Officer and a director, and in connection with the Share Exchange, Berlisa B.V. (“Berlisa”), a company owned or controlled by Mr. van Wijk, received 3,110,000 shares of our common stock in exchange for 13,358 shares of Insight owned by Berlisa. Remy de Vries was appointed as our Chief Technology Officer and in connection with the Share Exchange, Sterling Skies B.V. (“Sterling”), a company owned or controlled by Mr. de Vries, received 3,110,000 shares of our common stock in exchange for 13,358 shares of Insight previously by Sterling. Messrs. Verweij, van Wijk and de Vries’ each own approximately 24.9% of our issued and outstanding shares of common stock, aggregating,  approximately 74.73% thereof.

We have entered into employment agreements with the three founders of Insight, Messrs Verweij, van Wijk and de Vries pursuant to the terms of employment agreements dated December 21, 2015 discussed below (collectively, the “Employment Agreements”).

Merger Financing and Private Placements

Securities Purchase Agreement – Series A Preferred Stock
As of the Effective Date and pursuant to a Securities Purchase Agreement dated December 21, 2015, entered into among the Company and five investors who are unrelated parties (the “Preferred Stock SPA”), we agreed to issue an aggregate of 807,568 shares of our Series A Preferred stock, par value $0.001 per share (“Series A Preferred”) in exchange for the consideration described below. The designations, rights and preferences of the Series A Preferred are discussed in Section 5.03 below.
We agreed to issue an aggregate of 551,180 shares (110,236 shares each) of our Series A Preferred in exchange for a $500,000 aggregate principal amount 8% convertible promissory note previously issued by Insight to five investors that we assumed as of the Effective Date (the “8% Convertible Notes”). The 8% Convertible Notes were cancelled upon issuance of the Series A Preferred. The holders of the 8% Convertible Notes previously advanced $250,000 to Insight under those notes and agreed to advance an additional aggregate amount of $250,000 to us within 30 days of the Effective Date under the terms of the Preferred Stock SPA which revised the schedule of advances under the 8% Convertible Notes. In addition, we agreed to issue an aggregate of 256,388 shares (64,097) of Series A Preferred to four investors in exchange for an aggregate of $307,802 in cash.  Of this amount, $111,802 had been previously been advanced on behalf of both Insight and us, and $196,000 was paid to us or on our behalf on the Effective Date.

In addition, we agreed to provide the purchasers of the Series A Preferred the right to participate in our future offerings  of securities for a period of three years after the Effective Date excluding issuances of our common stock to our employees, officers or directors pursuant to any stock or option plan duly adopted for such purpose by the Board of Directors and the vote of at least one independent member of the Board of Directors but in no event greater than 15% our outstanding common stock. Further, Holders of at least 51% of the outstanding Series A Preferred shall have the right to designate one director (the “Series A Board Member”) to the Board of Directors and the Company shall cause the Series A Board Member (and any replacement director designated by such holders of the Series A Preferred from time to time) to be elected to, and remain a member of, the Board of Directors.  The Series A Board Member shall be an individual reasonably satisfactory to us.  Also, we agreement that we would not permit the removal or replacement of the Series A Board Member without the consent of at least 51% of the outstanding Series A Preferred.

The Preferred Stock SPA further restricts us, for a period of three years after the Effective Date or so long as there are outstanding at least 10% of the authorized shares of the Series A Preferred, whichever occurs first, from amending the employment agreements with Messrs. Verweij, van Wijk and de Vries unless (i) the holders of at least 51% in stated value of the then outstanding shares of Series A Preferred shall have given prior written consent, or (ii) such amendment is approved by a majority of our independent directors.

Securities Purchase Agreement – 10% Insight Note
As of the Effective Date and pursuant to that certain Securities Purchase Agreement dated December 21, 2015 (the “Convertible Note SPA”) we entered into with an unrelated third party, we issued a $500,000 principal amount 10% convertible note (the “10% TXFX Convertible Note”) in exchange for a $500,000 principal amount 10% convertible note issued by Insight to that investor (the “10% Insight Convertible Note”). The holder of the 10% Insight Convertible Note previously advanced $300,000 to Insight under that note and advanced an additional $200,000 to us on the Effective Date under the terms of the Convertible Note SPA.  The holder of the 10% TXFX Convertible Note has the right to purchase another convertible note having the same features as the 10% TXFX Convertible Note if the holder exercises such right within 90 days of the Effective Date.
The features of our 10% TXFX Convertible Note include:

Interest. The note bears interest at an annual rate of 10.00% on the principal balance, payable at maturity on May 1, 2017, or at any earlier conversion date. Interest is payable in cash, or at the holder’s option, such interest may be accreted to, and increase, the outstanding principal amount of the note.

Liquidation Preference. Upon a liquidation event, the Company shall first pay to the holder of the 10% TXFX Convertible Note the principal amount owing, plus all accrued and unpaid interest, and any other fees or liquidated damages then due and owing thereon. After full payment of the liquidation preference amount to the holders of the 10% TXFX Convertible Note, the Company will then distribute the remaining assets to holders of common stock, other junior securities (if any). The 10% TXFX Convertible Notes is intended to rank senior to our common stock or any equivalents thereof, or any preferred stock we may designate, including the Series A Preferred, in respect of any dividends or distributions many in respect thereof.

Optional Conversion. The holder of the 10% TXFX Convertible Note may at any time convert the amount due under the 10% TXFX Convertible Note into shares of common stock (“Conversion Shares”) at a conversion price (“Conversion Price”) equal to the product of 75% multiplied by volume weighted average price of our common stock for ten (10) trading days immediately prior to the applicable conversion date, subject to adjustment provided in the 10% TXFX Convertible Note, but in no event: (i) lower than $4,000,000 divided by the total number of shares of common stock outstanding immediately prior to the conversion date; or (ii) greater than $12,000,000 divided by the total number of shares of common stock outstanding immediately prior to the conversion date.

Mandatory Conversion.                                                                                    The 10% TXFX Convertible Note shall automatically convert into shares of our common stock at the Conversion Price without any action of the holder upon the occurrence of any of the following events after the closing date of the Share Exchange: (i) the completion of a public offering of our securities for gross proceeds of at least $5,000,000 pursuant to an effective registration statement under the Securities Act; or (ii) if we complete one or more financing transactions for gross proceeds of at least $5,000,000.

 Ownership Limitations. The 10% TXFX Convertible Note is not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the conversion of the 10% TXFX Convertible Note or otherwise would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased or decreased to any percentage not exceeding 9.99% by the holder upon 61 days’ notice to us.

Certain Adjustments. The conversion price of the Series A Preferred is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events.

Negative Covenants. As long as the 10% TXFX Convertible Note is outstanding, unless the holders of at least 75% of the then outstanding principal amount of the 10% TXFX Convertible Note shall have otherwise given prior written consent, we agreed that we will not amend our charter documents and bylaws in any manner that materially and adversely affects any rights of the holder, repurchase our common stock or certain other securities, pay dividends or distributions on any securities junior to the 10% TXFX Convertible Note,  sell, lease or otherwise dispose of any significant portion of our assets outside the ordinary course of business or enter into any agreement with respect to any of the foregoing.

Redemption Upon Triggering Events. If we fail to meet our obligations under the terms of the 10% TXFX Convertible Note, it will become immediately due and payable and subject to penalties provided for within the note.

Consulting Agreement

As of the Effective Date, we entered into a consulting agreement (the “Consulting Agreement”) with an unrelated third party to assist in the review of our business, operations, financial performance and development initiatives to provide advice to the Company in connection with capital raise transactions and formulation of strategies and introduction to prospective private institutional financial investors. We issued the consultant 680,000 shares of our common stock as consideration for its services under the Consulting Agreement.

The descriptions of certain terms of the Share Exchange Agreement, the Certificate of Designation of Series A Preferred Stock, the 10% TXFX Convertible Note, Stock Redemption Agreement, the Spin-Off Agreement, the Preferred Stock SPA, the Convertible Note SPA, the Consulting Agreement and the Employment Agreements of Messrs. Verweij, van Wijk and de Vries do not purport to be complete and are qualified in their entirety to the complete text of the agreements, copies of which are filed as Exhibits 2.1, 3.1, 4.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 hereto, each of which is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. Our issuance of the shares of the Company’s common stock issued in connection with the Share Exchange, the Series A Preferred Stock and the 10% TXFX Convertible Note were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon an exemption from registration provided by Sections 4(a)(2) and 3(a)(9) under the Securities Act in a transaction not involving a public offering or distribution. These shares and the shares of common stock issued upon conversion of the Series A Preferred and the 10% TXFX Convertible Note may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Item 5.01 Changes in Control of Registrant.

As a result of the transactions contemplated under the Share Exchange Agreement, a change of control of the Company occurred. The disclosure under Item 1.01 is incorporated herein by reference. Except as described herein, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters. As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to us, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of our company.

Eagle gifted 125,000 shares of our Common Stock it was entitled to receive pursuant to the Share Exchange to a family member of Mr. Verweij who retained voting control over such shares.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2015, our board of directors increased the number of board seats to three and appointed Arend Dirk Verweij as the Chairman of our board of directors and as Chief Executive Officer, Geurt van Wijk as a member of the board of directors and Chief Operating Officer, and Remy de Vries as Chief Technology Officer, effective immediately (the “Effective Time”). Following these appointments, Ms. Martin resigned as a director and as our Chief Executive Officer. Ms. Martin’s resignation was not the result of any disagreement with us on any matter relating to our operation, policies (including accounting or financial policies) or practices.

Set forth below are the biographies of each of Messrs. Verweij, van Wijk and de Vries and a summary of their employment agreements with us:

Arend D. Verweij. Mr. Verweij was appointed as our Chairman of the Board of Directors and Chief Executive Officer and Chief Financial Officer on December 21, 2015 when we acquired Insight. Mr. Verweij is a co-founder of Insight and has been its Chief Executive Officer since 2013. During this time, Mr. Verweij was also the Chief Executive Officer of 247 Jeans B.V., a jean importer and export trading company. Prior to co-founding Insight, Mr. Verweij, was the Chief Executive Officer from 2010 to 2012 of  Elephant Security B.V. (formerly BHOLD Company B.V.), a Dutch designer and systems integrator for complex software solutions for major corporate customers. Elephant Security B.V. was acquired by Microsoft in 2011.  Prior to joining Elephant Security, Mr. Verweij held a variety of management positions from 2000 to 2009 including CEO of a Barcelona based economic development consulting group, CEO of a Silicon Valley based technology development company that was acquired by Cadence Design Systems (Nasdaq: CDNS) and as an investment banker with vFinance Inc.. From 1983 until 1998, Mr. Verweij held a variety of technology and management related positions with Philips Electronics that included positions as a research scientist, technology and worldwide planning and strategy manager, vice president of marketing and culminating as a senior vice president of North American marketing and sales.  Mr. Verweij earned a Masters Degree in Mechanical Engineering/Metallurgy at Twente University of Technology (Netherlands) and a Masters of Business Administration from the University of Rochester New York.

Under the terms of the December 21, 2015 employment agreement we entered into with Mr. Verweij, he agreed to serve as our Chief Executive Officer and Chairman of the board of directors for a period of two years, that term automatically renewable for one year periods thereafter unless notice by either of Mr. Verweij or us is provided to the other to the contrary within 30 days prior to the expiration of any such period. The employment agreement provides for, among other things, Mr. Verweij’s full time service in our U.S. offices, for a base annual salary in the amount of $180,000, subject to the possible increase at each anniversary thereof to be determined by a majority of the independent members of the board of directors in its discretion; provided, however, that Mr. Verweij’s annual salary will be increased to $252,000 upon our entry into fully executed contracts with at least three customers who are unrelated parties that have a minimum of 500 users of the software system being licensed by our subsidiary, Insight, and each of such three contracts are in full force and effect.
Additionally, Mr. Verweij is eligible to receive a performance bonus during each year of employment of up to 100% of the base salary. The award of each year’s performance bonus, if any, is to be based upon certain performance criteria specified in the employment agreement and to be further determined by a majority of the independent members of the board of directors or a compensation committee to be made up of at least a majority of independent members appointed by the board or directors.  Moreover, Mr. Verweij will receive a stock option grant entitling him to purchase an aggregate of 510,855 shares of our common stock which vests one-third on each of the three anniversary dates of his employment, but only if he is still in our employ on the date of vesting.  The exercise prices of the option shares as to one third their number on their three respective vesting anniversaries are $0.2936, $0.3524 and $0.4111 per share.  The number of unvested option shares available as of a given time during his employ are subject to appropriate adjustment in the event we undertake or undergo, as applicable, a stock split, reverse stock split, merger, recapitalization and similar transactions, and should Mr. Verweij cease to be in our employ, except for under certain specified circumstances, he will have one month to exercise vested options or otherwise they will become void.  Those certain specified circumstances are his termination by us without cause, his termination for good reason, or his termination by reason of a change in control.

 Further, Mr. Verweij shall be entitled to five weeks’ paid vacation, as well as in respect of all conventional holidays, a $1,500 monthly health insurance allowance, reimbursement of his out of pocket expenses incurred in connection with his employment, and such other perquisites and benefits as are or as may be made available to other of our executive employees.  As of the date of this report, the board of directors has not established a complete set of performance benchmarks for purposes of determining bonuses payable to Mr. Verweij or other of our executives.

If Mr. Verweij’s employment is terminated by us, for cause, or by Mr. Verweij without good reason, he shall be entitled to be paid his accrued salary through, and earned but unused compensated absence time as of, the date of termination, but all remaining unvested stock options will be immediately forfeited by him.

Should we terminate Mr. Verweij’s employment without cause, or should he terminate the same for good reason, he shall be entitled to (i) be paid his then current base salary earned through the date of termination, together with all reimbursements and other amounts owed to him through such date pursuant, including any accrued but unused vacation/holiday time, (ii) an amount equal to one hundred percent (100%) of the greater of (A) his bonus for the year of termination or (B) the bonus actually earned for the year prior to the year of termination, if any, (iii) a lump-sum severance payment severance in an amount equal to the lesser of (A) one (1) times the base salary in the year of such termination or (B) the amount of base salary owed to him for the remainder of the first two years of his employment, (iv) we will continue to provide him with those medical, life and disability insurance benefits, if any, which are provided to him on the last day of his employment by us (or reimburse him for COBRA) for a period of five years, and (v) all stock options granted to him shall immediately vest, and any transfer restrictions thereon shall cease to be effective.

Finally, during the term of his employment and for a period of (i) one year thereafter if we terminate his employment without cause or he terminates his employment for good reason or (ii) two years otherwise, Mr. Verweij  agreed to not  engage in any competitive business or activities anywhere in the world, and during and subsequent to his employment, he has agreed to keep certain of our important or sensitive information confidential.

Geurt van Wijk.  Mr. van Wijk was appointed as our Chief Technology Officer on December 21, 2015 when we acquired Insight. Mr. van Wijk is a co-founder of Insight and has been its Chief Operating Officer since 2013. Prior to co-founding Insight, Mr. van Wijk was the Chief Operating Officer from 2006 until 2012 for Elephant Security B.V, a Dutch designer and systems integrator for complex software solutions for major corporate customers, where he was responsible for development of a global partner network, management of the consultancy group and overseeing product delivery and implementation.  Elephant Security B.V. was acquired by Microsoft in 2011.  Prior to joining Elephant Security, Mr. van Wijk  held a variety of management and operational positions from 1995 to 2005 including Senior Project Manager for a systems integrator, responsible for a turn-around program to implement a software solution for a Netherlands based electricity and natural gas supplier in the Netherlands, implemented a software application to manage access rights for the Dutch National Police, information systems manager at Comfort Card responsible for data management, software development and private label credit card implementation programs and a project director for logistics and CRM applications and industrial control solutions ISO 9000 at a pharmaceutical company. Mr. van Wijk earned a  Bachelors of Science Degree in Information Sciences and MBE - University College Utrecht, Netherlands and speaks, reads and writes fluent Dutch, English and German.

Under the terms of the December 21, 2015 employment agreement we entered into with Mr. van Wijk, he agreed to serve as our Chief Operating Officer for a period of two years, that term automatically renewable for one year periods thereafter unless notice by either of Mr. van Wijk or us is provided to the other to the contrary within 30 days prior to the expiration of any such period. The employment agreement provides for, among other things, Mr. van Wijk’s full time service from our offices in the Netherlands, for a base annual salary equal to EUR 120.000, subject to the possible increase at each anniversary thereof to be determined by a majority of the independent members of the board of directors in its discretion; provided, however, that Mr. van Wijk’s annual salary will be increased to EUR 150.000 upon our entry into fully executed contracts with at least three customers who are unrelated parties that have a minimum of 500 users of the software system being licensed by our subsidiary, Insight, and each of such three contracts are in full force and effect.

Additionally, Mr. van Wijk is eligible to receive a performance bonus during each year of employment of up to 75% of the base salary. The award of each year’s performance bonus, if any, is to be based upon certain performance criteria specified in the employment agreement and to be further determined by a majority of the independent members of the board of directors or a compensation committee to be made up of at least a majority of independent members appointed by the board or directors.  Moreover, Mr. van Wijk will receive a stock option grant entitling him to purchase an aggregate of 425,713 shares of our common stock which vest one-third on each of the three anniversary dates of his employment, but only if he is still in our employ on the vesting dates.  The exercise prices of the option shares as to one third their number on their three respective vesting anniversaries are $0.2936, $0.3524 and $0.4111 per share.  The number of unvested option shares available as of a given time during his employ are subject to appropriate adjustment in the event we undertake or undergo, as applicable, a stock split, reverse stock split, merger, recapitalization and similar transactions, and should Mr. van Wijk cease to be in our employ, except for under certain specified circumstances, he will have one month to exercise vested options or otherwise they will become void.  Those certain specified circumstances are his termination by us without cause, his termination for good reason, or his termination by reason of a change in control.

 Further, Mr. van Wijk shall be entitled to five weeks’ paid vacation, as well as in respect of all conventional holidays, a EUR 1,350 monthly vehicle allowance, which will stop when his annual base salary reaches EUR 150.000, reimbursement of his out of pocket expenses incurred in connection with his employment, and such other perquisites and benefits as are or as may be made available to other of our executive employees.  As of the date of this report, the board of directors has not established a complete set of performance benchmarks for purposes of determining bonuses payable to Mr. van Wijk or other of our executives.

If Mr. van Wijk’s employment is terminated by us, for cause, or by Mr. van Wijk without good reason, he shall be entitled to be paid his accrued salary through, and earned but unused compensated absence time as of, the date of termination, but all remaining unvested stock options will be immediately forfeited by him.

Should we terminate Mr. van Wijk’s employment without cause, or should he terminate the same for good reason, he shall be entitled to (i) be paid his then current base salary earned through the date of termination, together with all reimbursements and other amounts owed to him through such date pursuant, including any accrued but unused vacation/holiday time, (ii) an amount equal to one hundred percent (100%) of the greater of (A) his bonus for the year of termination or (B) the bonus actually earned for the year prior to the year of termination, if any, (iii) a lump-sum severance payment severance in an amount equal to the lesser of (A) one (1) times the base salary in the year of such termination or (B) the amount of base salary owed to him for the remainder of the first two years of his employment, (iv) we will continue to provide him with those medical, life and disability insurance benefits, if any, which are provided to him on the last day of his employment by us (or reimburse him for COBRA) for a period of five years, and (v) all stock options granted to him shall immediately vest, and any transfer restrictions thereon shall cease to be effective.

Finally, during the term of his employment and for a period of (i) one year thereafter if we terminate his employment without cause or he terminates his employment for good reason or (ii) two years otherwise, Mr. van Wijk  agreed to not  engage in any competitive business or activities anywhere in the world, and during and subsequent to his employment, he has agreed to keep certain of our important or sensitive information confidential.

Remy de Vries.  Mr. de Vries was appointed as our Chief Technology Officer on December 21, 2015 when we acquired Insight. Mr. de Vries is a co-founder of Insight and has been its Chief Technology Officer since 2013. Prior to co-founding Insight, Mr. de Vries was a Management Architect from 2010 until 2012 for Elephant Security B.V., a Dutch designer and systems integrator for complex software solutions for major corporate customers. Elephant Security B.V. was acquired by Microsoft in 2011.  Prior to joining Elephant Security, Mr. de Vries held a variety of management and operational positions including a Financial Operations Analyst, a quality assurance software tester at Electronic Arts Ltd. in the United Kingdom and an IT Support Analyst / Consultant supporting CRM-Software sold to corporate enterprises and government agencies, including British M I-5, with 500+ users. Mr. de Vries is a Microsoft Certified IT Professional and speaks fluent Dutch and English.

As of December 21, 2015, we entered additionally into an employment agreement with Mr. de Vries to serve as our Chief Technology Officer for a period of two years, that term automatically renewable for one year periods thereafter unless notice by either of Mr. de Vries or us is provided to the other to the contrary within 30 days prior to the expiration of any such period. The employment agreement provides for, among other things, Mr. de Vries’ full time service from our offices in the Netherlands, for a base annual salary equal to EUR 120.000, subject to the possible increase at each anniversary thereof to be determined by a majority of the independent members of the board of directors in its discretion; provided, however, that Mr. de Vries’ annual salary will be increased to EUR 150.000 upon our entry into fully executed contracts with at least three customers who are unrelated parties that have a minimum of 500 users of the software system being licensed by our subsidiary, Insight, and each of such three contracts are in full force and effect.

Additionally, Mr. de Vries is eligible to receive a performance bonus during each year of employment of up to 75% of the base salary. The award of each year’s performance bonus, if any, is to be based upon certain performance criteria specified in the employment agreement and to be further determined by a majority of the independent members of the board of directors or a compensation committee to be made up of at least a majority of independent members appointed by the board or directors.  Moreover, Mr. de Vries will receive a stock option grant entitling him to purchase an aggregate of 425,713 shares of our common stock which vest one-third on each of the anniversary dates of his employment, but only if he is still in our employ on the vesting date.  The exercise prices of the option shares as to one third their number on their three respective vesting anniversaries are $0.2936, $0.3524 and $0.4111 per share.  The number of unvested option shares available as of a given time during his employ are subject to appropriate adjustment in the event we undertake or undergo, as applicable, a stock split, reverse stock split, merger, recapitalization and similar transactions, and should Mr. de Vries cease to be in our employ, except for under certain specified circumstances, he will have one month to exercise vested options or otherwise they will become void.  Those certain specified circumstances are his termination by us without cause, his termination for good reason, or his termination by reason of a change in control.

 Further, Mr. de Vries shall be entitled to five weeks’ paid vacation, as well as in respect of all conventional holidays, a EUR 1,350 monthly vehicle allowance, which will stop when his annual base salary reaches EUR 150.000, reimbursement of his out of pocket expenses incurred in connection with his employment, and such other perquisites and benefits as are or as may be made available to other of our executive employees.  As of the date of this report, the board of directors has not established a complete set of performance benchmarks for purposes of determining bonuses payable to Mr. de Vries or other of our executives.

If Mr. de Vries’ employment is terminated by us, for cause, or by Mr. de Vries without good reason, he shall be entitled to be paid his accrued salary through, and earned but unused compensated absence time as of, the date of termination, but all remaining unvested stock options will be immediately forfeited by him.

Should we terminate Mr. de Vries’ employment without cause, or should he terminate the same for good reason, he shall be entitled to (i) be paid his then current base salary earned through the date of termination, together with all reimbursements and other amounts owed to him through such date pursuant, including any accrued but unused vacation/holiday time, (ii) an amount equal to one hundred percent (100%) of the greater of (A) his bonus for the year of termination or (B) the bonus actually earned for the year prior to the year of termination, if any, (iii) a lump-sum severance payment severance in an amount equal to the lesser of (A) one (1) times the base salary in the year of such termination or (B) the amount of base salary owed to him for the remainder of the first two years of his employment, (iv) we will continue to provide him with those medical, life and disability insurance benefits, if any, which are provided to him on the last day of his employment by us (or reimburse him for COBRA) for a period of five years, and (v) all stock options granted to him shall immediately vest, and any transfer restrictions thereon shall cease to be effective.

Finally, during the term of his employment and for a period of (i) one year thereafter if we terminate his employment without cause or he terminates his employment for good reason or (ii) two years otherwise, Mr. de Vries  agreed to not engage in any competitive business or activities anywhere in the world, and during and subsequent to his employment, he has agreed to keep certain of our important or sensitive information confidential.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2015, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series A preferred stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada to designate 808,000 shares of our previously authorized $.001 par value preferred stock as the Series A Preferred. The Certificate of Designation and its filing was approved by our board of directors as of December 16, 2015 without shareholder approval as provided for in our articles of incorporation and under Nevada law.

The designations, rights and preferences of the Series A Preferred include:

•	the stated value of the Series A Preferred is $1.00 per share.

•
the shares have no voting rights, provided, however, that for so long as any shares are outstanding, we many not, without the affirmative vote of at least 51% of the then outstanding shares of the Series A Preferred, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred or alter or amend the Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation (as defined) senior to, or otherwise in pari passu with, the Series A Preferred, (c) amend our articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Series A Preferred, or (e) enter into any agreement with respect to any of the foregoing.

•
each share is convertible at the option of the holder based upon a conversion price of $.1778 into shares of our common stock at any time. The rate of conversion is subject to adjustment as discussed below.

•
Upon our liquidation, dissolution or winding-up, the holders will be entitled to receive out of our assets, whether capital or surplus, an amount equal to the stated value per share, $1.00, plus any accrued and unpaid dividends thereon.

•
the conversion price of the Series A Preferred is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events by adjustment of the conversion price by its multiplication by a fraction the numerator of which is the number of shares of common stock outstanding immediately before such event, and the denominator of which is the number of shares outstanding immediately after such event.

•
If, at any time while the Series A Preferred is outstanding, the Company or any subsidiary, as applicable sells or grants any option to purchase or sells or grants any right to re-price, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than a conversion price then in effect for any of the Series A Preferred, as adjusted, then the conversion price for shares of Series A Preferred shall be reduced to equal the lower issuance price.

 As long as any shares of Series A Preferred are outstanding, unless the holders of at least 51% in Stated Value of the then outstanding shares of such Series A Preferred shall have given prior written consent, the Corporation shall not, and shall not permit any Subsidiary to, directly or indirectly:

a) The Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a variable rate transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K the financial statements required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 75 days after the completion of the Share Exchange.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K the financial statements required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 75 days after the completion of the Share Exchange.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Share Exchange Agreement dated as of December 21, 2015 by and among TiXFi, Inc., Paula Martin, Insight Innovators, Inc. and its shareholders
3.1	Certificate of Designation of Series A Preferred Stock.
4.1	Convertible Promissory Note between TiXFI, INC. and Susanna Forest dated December 21, 2015.
10.1	Stock Redemption Agreement dated as of December 21, 2015, by and between TiXFi, Inc. and Paula Martin.
10.2	Spin-Off Agreement dated as of December 21, 2015, by and between TiXFi, Inc. and Paula Martin.
10.3	Series A Preferred Stock Securities Purchase Agreement dated as of December 21, 2015, by and between TiXFi, Inc. and buyers identified on the signature pages to such agreement.
10.4	10% Convertible Note Securities Purchase Agreement dated as of December 21, 2015, by and between TiXFi, Inc. and Susanna Forest.
10.5	Consulting Services Agreement entered into as of December 21, 2015 by and between TiXFi, Inc. and Newbridge Financial Services, Inc.
10.6+	Employment Agreement between TiXFi, Inc. and Arend Dirk Vereij dated as of December 21, 2015.
10.7+	Employment Agreement between TiXFi, Inc. and Geurt van Wijk dated as of December 21, 2015.
10.8+	Employment Agreement between TiXFi, Inc. and Remy de Vries dated as of December 21, 2015.

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TiXFi, Inc.

Date: December 28, 2015	By:	/s/ Arend Dirk Verweij
Arend D. Verweij, Chief Executive Officer